UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CFS Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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NOBO List Call Guide
Executives who are Participants in the Solicitation
If Answering Machine — Hello, my name is <solicitor name> and I am a <title> at CFS Bancorp. I am calling on behalf of the Board of Directors of CFS and want to ask for your support of the Board’s candidates for election as directors of our Company, Tom Prisby and Frank Lester. If you have not already voted, we would very much appreciate it if you could vote for Tom Prisby and Frank Lester by using telephone voting or internet voting. The toll-free telephone number and internet address are on the BLUE voting instruction form that you received your broker. Because the annual meeting is next Tuesday, it is very important that we receive your vote in time for the meeting and it would be very helpful to us if you could vote by telephone or via the internet today. If you have already voted, we thank you. If you have any questions, please do not hesitate to call me <give name> at (219) XXX-XXXX.
Opening:
Hello, <first name>, it’s <solicitor name>. I am a <title> at CFS. How are you today?
<SMALL TALK IF APPROPRIATE DEPENDING ON RELATIONSHIP>
Well, <first name>, the reason I’m calling today is to ask for your support of our candidates in the CFS Bancorp Board election. We have what’s called a “contested election” this year because there will be 3 candidates for election but only two positions open. Two of the three candidates are your Board’s nominees — they are Tom Prisby and Frank Lester. The other candidate will be nominated by a shareholder affiliated with a hedge fund.
Have you voted yet?

Yes	(Continue)

No	Go to Page 3
May I ask how you voted?

If for Tom and Frank	Go to Page 2

If for John Palmer	Go to Page 4

Already voted for Tom and Frank
Great, thank you very much and we really appreciate your support. This is a very important election for our Company.
We know you have received a lot of letters and voting instruction forms from your broker. Please do not sign and mail any other voting instruction forms. And, please do not vote again by telephone or internet.
If you ever have any questions regarding your investment in CFS Bancorp, feel free to contact me — if I can’t get you the answer, I certainly can put you in touch with the right person here, who can.

Have not yet voted
I’m asking for your support of the Board’s candidates, Tom Prisby and Frank Lester.
Despite the challenging economic environment, we believe we have made a great deal of progress in implementing our Strategic Growth and Diversification Plan and continue to play an active role in our communities. We believe our Plan is working and we have the right management team in place to execute the Plan.
As it relates to the election, we simply think that our candidates are a better fit for the Company than the other nominee, who is affiliated with several hedge funds. He has not criticized our Plan, nor has he offered any thoughts for improving or altering our Plan. We think he would add very little to the capabilities of the Board. We just do not believe that now is the time to change the membership of your Board of Directors.
We are asking you to support the Board’s nominees. Can we count on your support?

No	Skip to Page 4

Yes	Continue w/ Close
Thanks, <first name>, I appreciate that. Because the annual meeting is next Tuesday, it is very important that we receive your vote in time for the meeting. It would be very helpful if you could vote by telephone or via the internet today so that we are certain that your vote is counted. The toll-free telephone number and internet address are on the BLUE voting instruction form that you received from your broker. Would you mind voting today?
After you have voted, please do not sign and mail any other voting instruction forms. And, please do not vote a second time by telephone or internet.
And if you ever have any questions regarding your investment in CFS Bancorp, feel free to contact me — if I can’t get you the answer, I certainly can put you in touch with the right person here, who can.
If they can’t find or don’t have a BLUE voting instruction form: You will need to call your broker right away for assistance in voting your shares. The meeting is next Tuesday and your vote is critical. Could you call your broker yet today or tomorrow morning?

Already Voted for John Palmer
If you don’t mind, can I ask why you are unable to support our candidates at this time?
RECORD RESPONSE, and respond.
Is this a position which you might be willing to reconsider, or have you pretty well made up your mind?

Mind Made Up	Well, I appreciate your honesty with me, and will not ask you to change your mind. We appreciate your continued ownership of CFS Bancorp and want you to know that we are doing our best to represent the interests of all shareholders.

Thank you again for your time.

Would Reconsider	Yes (Continue)
I would appreciate it if you would vote for Tom Prisby and Frank Lester. This is a very important election for our Company, and we believe Tom and Frank are the right choices for our Board.
Because the annual meeting is next Tuesday, it is very important that we receive your vote in time for the meeting. It would be very helpful to us if you could vote by telephone or via the internet today so that we are certain that your vote is counted. The toll-free telephone number and internet address are on the BLUE voting instruction form that you received from your broker. Would you mind voting today?
After you have voted, please do not sign and mail any other voting instruction forms. And, please do not vote again by telephone or internet.
Thank you very much and we really appreciate your support.

IMPORTANT INFORMATION
The Company mailed to shareholders and filed with the Securities and Exchange Commission (SEC) on March 17, 2010 its definitive proxy statement and BLUE proxy card in connection with the solicitation by the Board of Directors of proxies to be voted in favor of its director nominees at the Company’s 2010 Annual Meeting of Shareholders. Shareholders are strongly encouraged to read the Company’s definitive proxy statement and accompanying BLUE PROXY CARD because they contain important information. Shareholders may obtain free of charge the definitive proxy statement, BLUE proxy card and all other relevant documents filed by the Company with the SEC at the SEC’s internet website at www.sec.gov, as well as from the Company by contacting Monica F. Sullivan, Vice President/Secretary of the Company, at (219) 836-2960 or at 707 Ridge Road, Munster, Indiana 46321.
INFORMATION REGARDING PARTICIPANTS
The Company, its directors and certain of its officers and employees are participants in the solicitation of proxies by the Board of Directors in connection with the matters to be considered at the 2010 Annual Meeting of Shareholders. Information regarding the participants and their interests is included in the Company’s definitive proxy statement relating to the 2010 Annual Meeting of Shareholders.

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